PUBLIC SERVICE COMPANY OF NEW MEXICO
MASTER NUCLEAR DECOMMISSIONING
TRUST FUND AGREEMENT
FOR PALO VERDE NUCLEAR GENERATING STATION
THIS MASTER NUCLEAR DECOMMISSIONING TRUST FUND AGREEMENT FOR THE PALO VERDE NUCLEAR GENERATING STATION, is dated as of June 3, 2024 between PUBLIC SERVICE COMPANY OF NEW MEXICO, a corporation duly organized and existing under the laws of the State of New Mexico (the “Grantor”), and THE NORTHERN TRUST COMPANY, a corporation duly organized and existing under the laws of the State of Illinois (the “Trustee”).
WHEREAS, the Grantor is the (1) lessee of a 10.2 percent undivided interest in Unit One of the Palo Verde Nuclear Generating Station; (2) lessee of a 10.2 percent undivided interest in Unit Two of the Palo Verde Nuclear Generating Station; and (3) owner of a 10.2 percent undivided interest in Unit Three of the Palo Verde Nuclear Generating Station; and
WHEREAS, the Grantor is subject to regulation by the New Mexico Public Utility Commission (“NMPUC”), an agency of the state of New Mexico, the U.S. Nuclear Regulatory Commission (“NRC”), an agency of the United States government created and existing pursuant to 42 U.S.C. § 5841, and the Federal Energy Regulatory Commission (“FERC”), an agency of the United States government created and existing pursuant to 42 U.S.C. §§ 7134 and 7171; and
WHEREAS, the Grantor has elected to satisfy certain regulations of the NRC found at 10 C.F.R. § 50.75(e) by the establishment of an external sinking fund consisting of the qualified nuclear decommissioning funds and the nonqualified nuclear decommissioning funds (collectively the “Funds”) described herein, to provide financial assurance for the Decommissioning of Palo Verde Unit 1, Palo Verde Unit 2 and Palo Verde Unit 3; and
WHEREAS, the NMPUC has permitted the Grantor to include in its cost of service for ratemaking purposes certain amounts in order to provide monies for the Grantor’s share of Decommissioning Costs with respect to the Palo Verde Nuclear Generating Station (“Station”); and
WHEREAS, the Funds established herein are intended to satisfy the Grantor’s obligation to accumulate funds for the payment of its share of the Decommissioning Costs, which include the Termination Costs for Palo Verde Unit 1, Palo Verde Unit 2 and Palo Verde Unit 3 in accordance with the requirements of Section 8A.7.2 of the ANPP Participation Agreement; and
WHEREAS, pursuant to Section 468A of the Internal Revenue Code of 1986, 26 U.S.C. § 1, et seq., certain Federal income tax benefits are available to the Grantor by creating and contributing monies to the qualified nuclear decommissioning reserve funds associated with the Station; and
WHEREAS, the Grantor established the Funds to hold monies for Decommissioning the Station; and

WHEREAS, the Grantor and Mellon Bank, N.A., established a Master Decommissioning Trust Agreement for the Palo Verde Nuclear Generator Station, effective as of March 15, 1996 (the “Master Trust”), for the collective investment of the assets of the Funds for the Station wherein each Fund shall constitute a separate trust under the Master Trust; and
WHEREAS, the assets of each of the Funds were transferred to the Master Trust and have been held hereunder for the benefit of such Funds; and
WHEREAS, pursuant to the ANPP Participation Agreement, any trustee of the Master Trust shall be (1) a corporation organized and existing under and by virtue of the laws of the United States or any State; (2) authorized under such laws to exercise corporate trust powers; and (3) subject to supervision or examination by federal or state banking or trust authorities and shall not be owned by or subject to the control, except as provided herein, of the Grantor or any other direct or indirect participant in the Station or any parent or any other subsidiary of any parent of the Grantor or any other participant in the Station; and
WHEREAS, this instrument is a restatement of the Master Trust; and
WHEREAS, the Grantor, acting through its duly authorized officers, has appointed the Trustee to be the trustee under this Agreement and the Trustee accepts appointment to act as trustee and agrees to maintain the Grantor’s Funds pursuant to the terms of this Agreement.
NOW, THEREFORE, the Grantor and the Trustee agree as follows:
Section 1. Definitions. As used in this Agreement:
(a)The term “Administrative Costs” means all ordinary and necessary expenses incurred in connection with the operation of the Qualified Fund, as provided in 10 CFR 50.75(h)(2) and Treasury Regulation § 1.468A-5(a)(3)(ii)(A) or any corresponding future Treasury Regulation, including without limitation, federal, state and local income tax, legal expenses, accounting expenses, actuarial expenses, trustee expenses and investment management fees. It is the responsibility of the Grantor to determine whether an expense of the Qualified Fund satisfies the definition of Administrative Cost above and shall so certify such determination to the Trustee.
(b)The term “Agreement” means this Master Decommissioning Trust Fund Agreement for the Palo Verde Nuclear Generating Station, as it may be from time to time amended, modified, or supplemented.
(c)The term “ANPP Participation Agreement” means the Arizona Nuclear Power Project Participation Agreement, dated as of August 23, 1973, among the Grantor, Arizona Public Service Company, Salt River Project, Southern California Edison Company, El Paso Electric Company, the Los Angeles Department of Water and Power and the Southern California Public Power Authority, as heretofore and hereafter amended pursuant to the terms thereof.
(d)The term “Applicable Tax Law” means Section 468A (or comparable subsequent provision of the Code) and the regulations thereunder, and any other provision of the Code relating to the Federal taxation of the Qualified Fund or credits or deductions based on Contributions.

(e)The term “Assets” shall have the meaning set forth in Section 4 herein.
(f)The term “Authorized Representative” means the Chief Executive Officer, Treasurer, or any Vice President of the Grantor, or any other person designated as an Authorized Representative of the Grantor.
(g)The term “Code” means the Internal Revenue Code of 1986, as the same may be amended from time to time.
(h)The term “Contribution” or “Contributions” means any contributions, cash or otherwise, made to the Trustee for deposit in an Account thereunder as provided in this Agreement.
(i)The term “Decommissioning” means the decommissioning and retiring of a nuclear generating unit from commercial service under applicable law, including NRC regulations at 10 CFR §§ 50.75 and 50.82, any exemptions thereto issued in connection with the Unit, and the Unit’s NRC licensing basis, and such activities may include the removal (as a facility) of the Unit safely from service, the dismantling, shipping, disposal of all radioactive parts and components of such unit and the reduction of residual radioactivity at the site of the Unit, including reduction of residual radioactivity at the site of the Unit, and such other activities as shall be necessary or desirable to support the release of the property for unrestricted use and termination of the NRC license relating to the Unit. To the extent allowed by exemptions from NRC regulations granted to the Grantor or its affiliates in connection with the Unit, Decommissioning may also include spent nuclear fuel management activities and site restoration activities beyond the radiological remediation activities contemplated by NRC’s definition of “decommissioning” set forth in 10 CFR 50.2.
(j)The term “Decommissioning Costs” means all costs and expenses relating to or allocable to, or incurred in connection with Decommissioning, including but not limited to the removal of the equipment, structures or portions of a nuclear generating unit and its site containing radioactive contaminants or the decontamination of the same, plus, in the case of decontamination, the cost of removal, shipping, or disposal of such equipment structure and portions and shall include Termination Costs as defined in the ANPP Participation Agreement.
(k)The term “Grantor” shall have the meaning set forth in the opening paragraph of this Agreement.
(l)The term “Independent Trustee” has the meaning set forth in the ANPP Participation Agreement.
(m)The term “Investment Manager(s)” shall mean the fiduciary specified in the Investment Manager Agreement(s): (i) which the Grantor has retained to manage, acquire, or dispose of any asset belonging to any Fund; and (ii) which is: (1) registered as an investment adviser under the Investment Adviser’s Act of 1940, (2) a bank as defined in such Act, or (3) an insurance company qualified to perform the duties described in paragraph (i) set forth herein, and (iii) which has acknowledged in writing that it is a fiduciary with respect to the Funds and that it is qualified to act as described in clause (ii) set forth herein and has agreed to be bound by all of the terms, provisions and covenants of this Agreement.

(n)The term “Investment Manager Agreement(s)” shall mean the agreement(s) between the Grantor and an Investment Manager(s) selected by the Grantor which agreement governs the management of assets of the Funds.
(o)The term “Nonqualified Fund” means the Palo Verde Unit 1 Nonqualified Fund, Palo Verde Unit 2 Nonqualified Fund and Palo Verde Unit 3 Nonqualified Fund, collectively.
(p)The term “NMPUC” means the New Mexico Public Utility Commission, as defined and set forth in the New Mexico Public Utility Act, Sections 62-3-1 et seq., New Mexico Statutes Annotated.
(q)The term “Palo Verde Unit 1” means Unit One of the Palo Verde Nuclear Generating Station.
(r)The term “Palo Verde Unit 1 Nonqualified Fund” means the Fund established by contributions by the Grantor for decommissioning Palo Verde Unit 1 (but only to the extent such contributions are not deposited and maintained in the Palo Verde Unit 1 Qualified Fund) plus earnings and appreciation thereon.
(s)The term “Palo Verde Unit 1 Qualified Fund” means the Fund established and maintained under this Agreement for decommissioning Palo Verde Unit 1 to which moneys are contributed subject to the conditions and limitations of Section 468A of the Code, plus earnings and appreciation thereon.
(t)The term “Palo Verde Unit 2” means Unit Two of the Palo Verde Nuclear Generating Station.
(u)The term “Palo Verde Unit 2 Nonqualified Fund” means the Fund established by contributions by the Grantor for decommissioning Palo Verde Unit 2 (but only to the extent such contributions are not deposited and maintained in the Palo Verde Unit 2 Qualified Fund) plus earnings and appreciation thereon.
(v)The term “Palo Verde Unit 2 Qualified Fund” means the Fund established and maintained under this Agreement for decommissioning Palo Verde Unit 2 to which moneys are contributed subject to the conditions and limitations of Section 468A of the Code, plus earnings and appreciation thereon.
(w)The term “Palo Verde Unit 3” means Unit Three of the Palo Verde Nuclear Generating Station.
(x)The term “Palo Verde Unit 3 Nonqualified Fund” means the Fund established by contributions by the Grantor for decommissioning Palo Verde Unit 3 (but only to the extent such contributions are not deposited and maintained in the Palo Verde Unit 3 Qualified Fund) plus earnings and appreciation thereon.
(y)The term “Palo Verde Unit 3 Qualified Fund” means the Fund established and maintained under this Agreement for decommissioning Palo Verde Unit 3 to which moneys are contributed subject to the conditions and limitations of Section 468A of the Code, plus earnings and appreciation thereon.

(z)The term “Permissible Assets” means any investment permitted for a qualified nuclear decommissioning reserve fund under Section 468A; provided, if Section 468A and its implementing regulations do not define permissible investments or otherwise limit the type of investments allowed for a nuclear decommissioning reserve fund, then the term “Permissible Assets” shall mean any investment that is otherwise permitted for any Fund under Section 9 herein.
(aa)    The term “Qualified Fund” means the Palo Verde Unit 1 Qualified Fund, the Palo Verde Unit 2 Qualified Fund and/or the Palo Verde Unit 3 Qualified Fund all of which are held in accordance with Section 3 herein and all of which are intended to meet the requirements for a nuclear decommissioning reserve fund under Section 468A. Contributions if any made with respect to any Qualified Fund in any year shall not exceed the amount permitted to be made to such Qualified Fund with respect to the year in question in order for Grantor to be allowed to take the deduction afforded by Section 468A. It shall be the Grantor’s responsibility, and not that of the Trustee, to monitor the amount of such Contributions.

(bb)    The term “Qualified Decommissioning Costs” includes all otherwise deductible expenses to be incurred in connection with the entombment, decontamination, dismantlement, removal and disposal of the structures, systems and components of a nuclear power plant, whether that nuclear power plant will continue to produce electric energy or has permanently ceased to produce electric energy. Such term includes all otherwise deductible expenses to be incurred in connection with the preparation for Decommissioning, such as engineering and other planning expenses, and all otherwise deductible expenses to be incurred with respect to the plant after the actual Decommissioning occurs, such as physical security and radiation monitoring expenses. Such term also includes costs incurred in connection with the construction, operation, and ultimate decommissioning of a facility used solely to store, pending acceptance by the government for permanent storage or disposal, spent nuclear fuel generated by the nuclear power plant or plants located on the same site as the storage facility. Such term does not include otherwise deductible expenses to be incurred in connection with the disposal of spent nuclear fuel under the Nuclear Waste Policy Act of 1982 (Pub. L. 97–425).

(cc)    The term “Section 468A” means Section 468A of the Code, and any regulations and rulings of the Service thereunder, as Section 468A and any regulations may be amended, and any successors thereto.

(dd)    The term “Service” means the U.S. Internal Revenue Service.

(ee)    The term “Termination Costs” has the meaning set forth in the ANPP Participation Agreement.

(ff)    The term “Termination Fund(s)” has the meaning set forth in the ANPP Participation Agreement.

(gg)    The term “Termination Work” has the meaning set forth in the ANPP Participation Agreement.

(hh)    The term “Trustee” means the trustee who enters into this Agreement and any successor Trustee.

(ii)    The term “Unit” or “Units” shall have the meaning set forth in Section 2 herein.

Section 2. Costs of Decommissioning. This Agreement pertains to the costs of Decommissioning Units One, Two and Three of the Palo Verde Nuclear Generating Station issued pursuant to 10 CFR Part 50 (each a “Unit” collectively, the “Units”).
Section 3. Establishment of the Funds. The Grantor previously established the Funds, each of which shall constitute a trust consisting of such Contributions as may be delivered to the Trustee by the Grantor designated for such Funds, each Fund also shall include additional Contributions to the Funds that the Grantor may make and the Trustee shall accept, to satisfy the purpose of this Agreement as described in Section 5. The Trustee shall hold a separate Qualified Fund, as a separate trust created hereunder, and a separate Nonqualified Fund, as a separate trust created hereunder, for the Units. The Grantor and the Trustee intend that no third party shall have access to the Funds, except as provided herein. Trustee accepts the responsibility of trusteeship.
The Trustee shall divide the Master Trust as follows: (a) Palo Verde Unit 1 Qualified Fund; (b) Palo Verde Unit 1 Nonqualified Fund; (c) Palo Verde Unit 2 Qualified Fund; (d) Palo Verde Unit 2 Nonqualified Fund; (e) Palo Verde Unit 3 Qualified Fund; and (f) Palo Verde Unit 3 Nonqualified Fund. The Funds shall be maintained separately at all times in the United States as the Nonqualified Funds and the Qualified Funds pursuant to this Agreement and in accordance with the laws of the State of New Mexico. The Grantor intends that each Qualified Fund shall qualify as a Nuclear Decommissioning Reserve Fund under Section 468A. The assets of each Qualified Fund may be used only in a manner authorized by Section 468A and this Agreement may not be amended to violate Section 468A. The Trustee shall maintain such records as are necessary to reflect each Fund separately on its books and income, appreciation, or depreciation and expenses attributable to a Fund shall be allocated or charged to that Fund and the Trustee shall create and maintain Accounts within each Fund as the Grantor shall direct.
Section 4. Payments Constituting the Funds. Payments made to the Trustee for the Funds shall consist of cash, securities, or other liquid assets acceptable to the Trustee. The Funds are established initially as consisting of property acceptable to the Trustee. Such property and any other property subsequently transferred to the Trustee are referred to as the “Assets,” together with all earnings and profits thereon, less any payments or distributions made by the Trustee pursuant to this Agreement. The Assets shall be held by the Trustee, IN TRUST, as hereinafter provided. The Trustee shall not be responsible, nor shall it undertake any responsibility for the amount of, or adequacy of the Assets, nor any duty to collect from the Grantor, any payments necessary to discharge any liabilities of the Grantor established by the NRC.
Section 5. Purposes of the Funds. The Funds are established for the exclusive purpose of accumulating and providing funds dedicated to the Decommissioning of the Units, including the Grantor’s share (determined pursuant to Sections 8A.7.2 and 23.5.1 of the ANPP Participation Agreement) of the Termination Costs of the Units, and to pay the costs of investing, managing, and administering the Funds, including without limitation, legal, accounting, actuarial, and Trustee expenses, and taxes, if any, levied on the Funds or on any investment income derived therefrom. The Nonqualified Fund for the Units shall accumulate all Contributions (whether from the Grantor or others) which do not satisfy the requirements for Contributions to the Qualified Fund for the Units, pursuant to Section 2 of Exhibit B. The Qualified Fund shall accumulate all Contributions (whether from the Grantor or others) which satisfy the requirements of Section 2 of Exhibit B. The Qualified Fund shall also be governed by the provisions of Exhibit B, which provisions shall take precedence over any provisions of this Agreement construed to be in conflict therewith. The Assets in the Qualified Fund shall be used as authorized by Section 468A. None of the Assets of the Funds shall be subject to attachment, garnishment, execution or levy in any manner for the benefit of creditors of the Grantor or any other party.

Section 6. Contributions to the Funds. The Assets of the Funds may be transferred or contributed by the Grantor (or by others approved in writing by the Grantor) from time to time. Cash Contributions for a Unit shall be allocated to the Qualified Fund unless the Grantor designates in writing at the time of payment to which of the Unit’s two Funds the payment is allocated. The Grantor shall have sole discretion as to whether cash payments are allocated to the Qualified Fund or the Nonqualified Fund. Contributions of property other than cash shall be allocated to the Nonqualified Fund, unless the Grantor directs the contribution of property to the Qualified Fund and such contribution is permitted by Section 468A.
Section 7. Use of Assets. The Assets of the Funds shall be used exclusively (a) to satisfy, in whole or in part, any expenses or liability of the Grantor for Decommissioning Costs, including expenses incurred in connection with the preparation of Decommissioning the Units, through payments by the Trustee as directed by the Grantor pursuant to this Agreement, (b) to pay the administrative costs and other incidental expenses of the Funds, and (c) to invest as directed by the Investment Manager pursuant to Section 9 herein, except that all Assets of the Qualified Fund must be invested in Permissible Assets pursuant to Section 9 herein. Use of the Assets of the Qualified Fund shall be further limited by the provisions of Exhibit B. The Assets of the Funds shall be used, in the first instance, to pay the expenses related to the Decommissioning of the Units, as defined by the NRC in its regulations and issuances (including exemptions to NRC regulations), and as provided in the NRC issued license to operate the Units and amendments thereto. Notwithstanding the foregoing, Assets of the Funds may be transferred to another trust that is subject to terms similar to the terms of this Agreement, where: (i) such transfer is made in connection with the sale, exchange or other disposition of an interest in the Units; (ii) the Assets transferred are proportionate to the interest sold, exchanged or otherwise disposed; (iii) such transfer of Assets from the Units’ Qualified Fund is consistent with the requirements of Treasury Regulations § 1.468A-6; and (iv) the disposition of the interest in the Units has received the prior written consent of the NRC pursuant to 10 CFR § 50.80 and Section 184 of the Atomic Energy Act of 1954, as amended.
Section 8. Certification for Decommissioning Costs. If Assets of a Fund are required to satisfy Decommissioning Costs of the Units, the Grantor shall present a certificate to the Trustee signed by an Authorized Representative requesting payment from the Funds. Any certificate requesting payment by the Trustee to a third party or to the Grantor from the Funds for Qualified Decommissioning Costs shall include the following:
(a)a statement of the amount of the payment to be made from the Funds and whether the payment is to be made from the Nonqualified Fund, the Qualified Fund or in part from both Funds;

(b)a statement that the payment is requested to pay Decommissioning Costs which have been incurred, and if payment is made from the Qualified Fund, a statement that the Decommissioning Costs to be paid constitute Qualified Decommissioning Costs, as defined in Exhibit B;
(c)the nature of the Decommissioning Costs to be paid;
(d)the payee, which may be the Grantor in the case of reimbursement for payments previously made or expenses previously incurred by the Grantor for Decommissioning Costs;
(e)a statement that the Decommissioning Costs for which payment is requested have not theretofore been paid out of the Funds;
(f)a statement that any necessary authorizations of the NRC and/or any other governmental agencies having jurisdiction with respect to the Decommissioning have been obtained;
(g)a certificate duly executed by the Authorized Representative, attesting to the occurrence of the events; and
(h)a certificate attesting to the following conditions: (1) that Decommissioning is proceeding pursuant to an NRC-approved plan, (2) that the funds withdrawn will be expended for activities undertaken pursuant to that plan.
The Trustee shall retain at least one copy of such certificates (including attachments) and related documents received by it pursuant to this Section 8. The Grantor shall have the right to enforce payments from the Funds upon compliance with the procedures set forth in this Section 8.
Disbursements or payments from the Funds, other than for payment of ordinary administrative costs (including taxes) and other incidental expenses of the Funds (including legal, accounting, actuarial, and Trustee expenses) in connection with the operation of the Funds, are restricted to Decommissioning expenses, allowable spent fuel management or site restoration expenses (in accordance with NRC exemptions granted to the Grantor or its affiliates), or transfer to another financial assurance method acceptable under NRC regulations until final Decommissioning has been completed. The Grantor shall be responsible for ensuring compliance with the forgoing regulatory obligations and shall not direct the Trustee to make any disbursement unless the foregoing requirements have been satisfied.
Notwithstanding the foregoing, except for (x) payments for ordinary administrative costs (including taxes) and other incidental expenses of the Funds (including legal, accounting, actuarial, and Trustee expenses) in connection with the operation of the Funds, (y) withdrawals being made under 10 CFR § 50.82(a)(8), and (z) transfers between Qualified and Nonqualified Funds in accordance with this Agreement, no disbursements or payments from the Funds shall be made until written notice of the intention to make a disbursement or payment has been given to the NRC’s Director of the Office of Nuclear Reactor Regulation or Director of the Office of Nuclear Material Safety and Safeguards, as applicable, at least 30 working days before the date of the intended disbursement or payment. The disbursement or payment from the Funds, if it is otherwise in compliance with the terms and conditions of this Agreement, may be made following the 30-

working day notice period if no written notice of objection from the NRC’s Director of the Office of Nuclear Reactor Regulation or the Director of the Office of Nuclear Material Safety and Safeguards, as applicable, is received by the Trustee or the Grantor within the notice period. The Grantor shall be responsible for providing any such notices or ensuring that disbursements without notice comply with applicable NRC regulations and licensing actions. The requirements of this paragraph are intended to qualify each and every provision of this Agreement allowing distributions from the Funds and in the event of any conflict between any other provision of the Agreement and this paragraph, this paragraph shall control.
The Grantor shall direct the Trustee to pay the administrative costs and other incidental expenses of the Nonqualified Fund, including all federal, state, and local taxes, if any, imposed directly on the Nonqualified Fund or the income therefrom, legal expenses, accounting expenses, actuarial expenses, investment management expenses and trustee expenses, from the Assets of the Nonqualified Fund and shall pay, as directed by the Grantor, the administrative costs and other incidental expenses of the Qualified Fund, as defined in Exhibit B, from the Assets of the Qualified Fund by presenting a direction letter in the form similar to Exhibit A.
Upon presentation of such certificates to the Trustee as contemplated in this Section 8, the Trustee shall process a payment in the amount set forth in such certificates and shall not be responsible, nor shall it undertake any responsibility, to verify any matters set forth in such certificates or to verify that the payment does not exceed 10 percent of the remaining Assets.
In the event of the Grantor’s default or inability to direct Decommissioning activities, the Trustee shall: (a) make payments from the Assets as the NRC or NMPUC shall direct, in writing, to provide for the payment of the costs of required activities covered by this Agreement; (b) make disbursements to the Grantor or other person as specified by the NRC or NMPUC, from the Fund for expenditures for required activities in such amounts as the NRC or NMPUC, shall direct in writing; and (c) refund to the Grantor such amounts as the NRC or NMPUC specifies in writing. Upon refund, such funds shall no longer constitute part of the Assets as defined herein.
The Trustee shall make payments (i) from a Unit’s Qualified Fund to a Unit’s Nonqualified Fund provided such payments are in cash and are in accordance with Section 4 of Exhibit B or (ii) from a Unit’s Nonqualified Fund to a Unit’s Qualified Fund provided such payments are in accordance with the contribution limitations set forth in Section 2 of Exhibit B, as the case may be, upon presentation by the Grantor of a certificate substantially in the form of Exhibit C hereto executed by the Grantor instructing the Trustee to make any such payments. The Trustee shall be fully protected in relying on such certificate.
The Trustee shall have no responsibility to ascertain whether any direction or certificate received by the Trustee from the Grantor or the NRC or NMPUC under this section is in compliance with the terms of a decommission plan or is an appropriate administrative expense or incidental cost. Further, the Trustee shall have no responsibility to see to the application of any distribution. The Trustee shall not be liable for any distribution made in good faith without actual notice or knowledge of the changed condition or status of any recipient. If any distribution made by the Trustee is returned unclaimed, the Trustee shall notify the directing entity and shall dispose of the distribution as directed. The Trustee shall have no obligation to search for or ascertain the whereabouts of any payee of the Funds.

Section 9. Trust Management. The Grantor may appoint one or more Investment Managers to direct investment of all or part of the Assets of the Funds. The Assets of the Funds allocated to any Investment Manager(s) shall be referred to herein as a Separate Account. The Grantor has the right to remove any Investment Manager(s). The appointment of any Investment Manager(s) shall be made in accordance with any procedure specified by the Grantor. The Grantor shall provide notice of any such appointment by Certification to the Trustee which shall specify the Assets of the Funds with respect to which the Investment Manager(s) has been designated. The Investment Manager(s) shall certify in writing to the Trustee that it is qualified to act in the capacity provided under the Investment Manager Agreement, shall accept its appointment as such Investment Manager, shall certify the identity of the person or persons authorized to give instructions or directions to the Trustee on its behalf, including specimen signatures, and shall undertake to perform the duties imposed on it under the Investment Manager Agreement. The Trustee may continue to rely upon all such certifications unless otherwise notified in writing by the Grantor. The Investment Manager(s) designated by the Grantor to manage a Separate Account shall have authority to manage, acquire and dispose of the Assets of such Separate Account.
Notwithstanding the foregoing, no Assets of the Qualified Fund shall be invested in assets other than Permissible Assets as defined in Exhibit B. In the event an Investment Manager resigns or is otherwise terminated for any reason with respect to a portion of the Funds’ Assets, the Grantor shall appoint one or more successor Investment Managers with respect to such Assets or the Grantor shall act as investment manager in accordance with subsections (d)-(f) of this Section 9. The Trustee shall invest and reinvest the principal and income of the Assets and keep the Assets invested as a single fund, without distinction between principal and income, in accordance with the directions of the Investment Manager or the Grantor.

In investing, reinvesting, exchanging, selling, and managing the Funds’ Assets, the Grantor shall, or the Grantor shall require the Investment Manager to, discharge its duties with respect to the Funds’ Assets in the best interest of the beneficiary and with the care, skill, prudence, and diligence under the circumstances then prevailing, which persons of prudence, acting in a like capacity and familiar with such matters, would use in the conduct of an enterprise of a like character and with like aims; and subject to the following:
(a)The Grantor shall ensure that no Investment Manager shall cause the Funds to acquire or hold securities of the Grantor, or any other Party to the ANPP, a parent or affiliated company of such Party or any security issued in connection with the asset or operations of the Station;
(b)The Grantor shall ensure that Investment Managers shall only cause the Funds to acquire or hold assets that satisfy any asset restrictions placed on funding vehicles set forth under 10 CFR Part 50 or any applicable or successor regulation or law;
(c)For a reasonable time, not to exceed 60 days, the Trustee is authorized to hold uninvested cash, awaiting investment or distribution, without liability for the payment of interest thereon;
(d)Any person directing investments made in the trusts shall adhere to the “prudent investor” standard as specified in 18 CFR 35.32(a)(3) of the Federal Energy Regulatory Commission regulations or any successor regulation thereto (the “Prudent Investor Standard”);

(e)The Grantor, its affiliates, and its subsidiaries are prohibited from acting as an investment manager for the Funds or from giving day-to-day management direction of the Funds’ investments or direction on individual investments by the Funds except that the Grantor, or an affiliate or subsidiary, may act as an investment manager in the case of passive fund management of trust funds where management is limited to investment-tracking market indices. Further, the Grantor shall have the authority to direct the segregation of any part of the Funds for investment in one or more investment vehicles (including limited partnerships, limited liability companies, trusts, corporations and similar entities) whose investments are managed by an entity unaffiliated with the Grantor. In connection with such investment, the Grantor may direct the Trustee to execute (i) one or more subscription agreements providing for the purchase of interests in any such investment vehicle, (ii) a limited partnership agreement, limited liability company agreement, trust agreement or other similar governing document relating to such investment vehicle, and (iii) acknowledgments confirmations or similar documents relating to such subscription or investment in any such investment vehicle;
(f)In connection with the Trustee’s custody service, intra-day United States dollar cash receipts, holdings and disbursements of a Separate Account will be held by the Trustee on its balance sheet in Chicago. Intra-day cash receipts, holdings and disbursements of the Funds denominated in currencies other than United States dollars will be held by the Trustee on the balance sheet of its London Branch. All cash held on the balance sheet of the Trustee’s Chicago office or any of its foreign branches will be held by the Trustee as depository bank. Such cash may be commingled with the Trustee’s own cash and the cash of its other clients. The Trustee’s liability to the Funds in respect of cash of the Funds maintained on the balance sheet of Trustee’s Chicago office or foreign branch shall be that of debtor;
(g)At the end of each business day, the Grantor may direct (by standing instruction or otherwise) that United States dollars that are projected to be remaining in a Separate Account shall:
(1)Be invested in an off-balance sheet investment vehicle eligible offbalance sheet, short-term investment vehicle offered by the Trustee include, without limitation, collective trust funds maintained by the Trustee or an affiliate and money market mutual funds of which the Trustee or an affiliate may be a sponsor, investment advisor, manager or custodian, and from which the Trustee or an affiliate may receive separate compensation. Such investments shall be subject to certain restrictions, cutoff times for investment, and the completion of such additional documentation as the Trustee may reasonably require;
(2)Be invested in interest-bearing deposit obligations of one of the Trustee’s foreign branches, provided that the availability of any such on-balance sheet investment option will be in the Trustee’s discretion. The Trustee reserves the right to amend the interest rate applicable to United States dollar deposits in respect of which it pays interest; or
(3)Remain uninvested on the balance sheet of Trustee’s Chicago office.
(h)Each Investment Manager appointed by the Grantor is authorized to execute security trades directly with respect to its respective Separate Account. The Trustee is hereby directed to receive and pay for securities purchased, in accordance with industry practice, and to deliver, in accordance with industry practice, securities sold, by the Grantor or by an Investment Manager. The Grantor has the right under applicable law to receive, at no additional cost, separate notifications of certain securities transactions; however, unless the Grantor directs otherwise in writing, the Grantor agrees not to receive such separate notifications of securities transactions and that all securities transactions will be reported on the Grantor’s periodic statements of account;

(i)Trustee shall not make any investment review of, consider the propriety of holding or selling, or vote other than as directed by the Investment Manager or the Grantor, any Assets of the Funds for which an Investment Manager shall have investment responsibility in accordance with this Section 9 or any vehicles the Grantor has chosen in accordance with its authority under this Section 9; and
(j)Regardless of the person directing investments, any Assets of the Qualified Fund shall be invested solely in Permissible Assets as defined in, and required by, Exhibit B, and shall be accumulated, invested, and reinvested in like manner.
Section 10. Prohibition Against Self-Dealing. Notwithstanding any other provision in this Agreement, the Trustee shall not engage in any act of self-dealing as defined in Section 468A(e)(5) and Treasury Regulation § 1.468A-5(b) or any corresponding future law or Treasury Regulation.
Section 11. Commingling and Investment. The Trustee is expressly authorized at the direction of the Investment Manager or the Grantor (in accordance with Section 9 herein):
(a)to transfer, from time to time, any or all of the assets of the Funds to any common, commingled, or collective trust fund created by the Trustee in which the Funds are eligible to participate, subject to all of the provisions thereof, to be commingled with the assets of other trusts participating therein; and
(b)to purchase shares in any investment company registered under the Investment Grantor Act of 1940 (15 U.S.C. 80A-1 et seq.), including one that may be created, managed, or underwritten, or to which investment advice is rendered, or the shares of which are sold by the Trustee. The Trustee may vote such shares in its discretion.
Section 12. Express Powers of Trustee. Without in any way limiting the powers and discretion conferred upon the Trustee by the other provisions of this Agreement or by law, in carrying out directions given to the Trustee hereunder, the Trustee is expressly authorized and empowered:
(a)as directed by the Grantor to pay all ordinary and necessary expenses and other incidental costs including, but not limited to, Investment Manager(s) fees and the fees and/or compensation of any professional advisors, legal counsel or administrative support hired by the Grantor, expenses and insurance policy premiums incurred in connection with this Agreement or the Funds in the discharge of the Trustee’s fiduciary obligations under this Agreement, provided, however, that such directions shall provide for payment only to the extent that such amount(s): (i) may be incurred or paid from the Funds without causing the Funds to become disqualified from the application of Section 468A of the Code or any applicable successor provision; and (ii) are permissible under the ANPP Participation Agreement;
(b)to renew or extend the time of payment of any obligation, secured or unsecured, payable to or by the Funds, for as long a period or periods of time and on such terms as the Trustee shall determine and to adjust, settle, compromise, arbitrate claims or demands in favor of or against the Funds including claims for taxes, upon such terms as the Trustee may deem advisable, subject to the self-dealing limitation included in Section 10;

(c)to sell, exchange, convey, transfer, or otherwise dispose of any property held by it, by public or private sale, as necessary to allow duly authorized withdrawals at the joint request of the Grantor and NRC or to reinvest in securities at the direction of the applicable Investment Manager or the Grantor;
(d)to make, execute, acknowledge, and deliver any and all documents of transfer and conveyance and any and all other instruments that may be necessary or appropriate to carry out the powers herein granted;
(e)to register any securities held in the Funds in their own names, or in the name of a nominee, and to hold any security in bearer form or in book entry, or to combine certificates representing such securities with certificates of the same issue held by the Trustee in other fiduciary capacities, to reinvest interest and dividend payments and funds from matured and redeemed instruments, to file proper forms concerning securities held in the Funds in a timely fashion with appropriate government agencies, or to deposit or arrange for the deposit of such securities in a qualified central depository, even though, when so deposited, such securities may be merged and held in bulk in the name of the nominee or such depository with other securities deposited therein by another person, or to deposit or arrange for the deposit of any securities issued by the U.S. Government, or any agency or instrumentality thereof, with a Federal Reserve Bank, but the books and records of the Trustee shall at all times show that all such securities are part of the Funds;
(f)to deposit any cash in the Funds in interest-bearing accounts maintained or savings certificates issued by the Trustee, in its separate corporate capacity, or in any other banking institution affiliated with the Trustee;
(g)to compromise or otherwise adjust all claims in favor of or against the Funds;
(h)as directed by the Grantor or an Investment Manager, to vote, either in person or by general or limited proxy, or refrain from voting, any corporate securities for any purpose; to exercise or sell any subscription or conversion rights; to consent to and join in or oppose any voting trusts, reorganizations, consolidations, mergers, foreclosures and liquidations and in connection therewith to deposit securities and accept and hold other property received therefor;
(i)to perform other acts necessary or appropriate for the proper administration of the Funds, execute and deliver necessary instruments and give full receipts and discharges; and
(j)to do any and all other acts (including but not limited to, borrowing or raising money from a lender, including the Trustee or an affiliate) which the Trustee shall deem proper to effectuate the powers specifically conferred on it by this Agreement provided, however, that to the extent the Trustee has any discretionary authority under this Agreement, it may not, in its discretionary exercise of powers engage in any transactions which would (i) disqualify the Qualified Funds from the application of Section 468A of the Code (or any applicable successor provision); (ii) contravene any provision of this Agreement; or (iii) violate any terms or conditions of applicable law.

The Trustee is authorized, but shall not be obligated, to credit the Funds provisionally on payable date with interest, dividends, distributions, redemptions, margin, collateral or other amounts due; otherwise, such amounts will be credited to the Funds on the date such amounts are actually received by the Trustee and reconciled to the Funds. In cases where the Trustee has credited the Funds with such amount prior to actual collection and reconciliation, the Trustee may reverse such credit as of payable date if and to the extent that it does not receive such amounts in the ordinary course of business. The Trustee is also authorized, but shall not be obligated, to advance its own funds to complete transactions in cases where adequate funds may not otherwise be available to the Funds. The Trustee shall be entitled to recover on demand such provisional credit or advancement of funds plus its fee, applicable from time to time, incurred in connection with such provisional credit or advancement.
Any decision to effect a provisional credit or an advancement of the Trustee’s own funds to the Funds pursuant to this Agreement will be an accommodation granted entirely at the Trustee’s option and in light of the particular circumstances, which circumstances may involve conditions in different countries, markets and classes of assets at different times. All amounts thus due to the Trustee under this Agreement with respect to a provisional credit or advancement of the Trustee’s own funds to the Funds shall be paid by the Trustee from the Funds unless otherwise paid by the Grantor on a timely basis.
Section 13. Taxes, Expenses and Other Reports. All taxes of any kind that may be assessed or levied against or in respect of the Funds and all brokerage commissions incurred by the Funds shall be paid from the Funds. All other expenses incurred by the Trustee in connection with the administration of the Funds, including fees for legal services rendered to the Trustee, the compensation of the Trustee to the extent not paid directly by the Grantor, and all other proper charges and disbursements of the Trustee, shall be paid from the Funds. The Grantor shall (i) determine the taxability of Funds income, (ii) calculate the amount of any taxes owed by the Funds; (iii) direct the Trustee regarding the payment of such taxes, and (iv) be responsible for the preparation and filing of any required tax forms relating to the Funds or distributions from the Funds, including Form 1041 or any other information or tax returns. The Trustee agrees to cooperate in providing the Grantor or its designee with such information as is contained within its ordinary business records and is needed in order to timely complete any such form.
Section 14. Monthly Valuation. The Trustee shall furnish to the Grantor each month an audited statement confirming the value of the Funds for that month by no later than fifteen (15) days following the last day of such month. Any securities in the Funds shall be valued at market value within a reasonable time of such statement. The Trustee shall incur no liability to the Grantor or the Funds for any loss which may arise from the mispricing of the Funds’ assets by any broker, pricing service or other person upon whose valuation the Trustee relies in good faith.
In preparing the Trustee’s written account, the Trustee shall be fully protected in relying, without duty of inquiry: (i) upon the determination of the issuing insurance company or other entity with respect to the value of each insurance or investment contract included in such written account, (ii) upon information provided by the general partner or other investment entity with respect to the value of each limited partnership or other investment interest included in such written account, and

(iii) with respect to any assets of the Fund managed by an Investment Manager or the Grantor for which the Trustee deems not to have a readily ascertainable value, upon the value of such assets as determined by the Investment Manager or the Grantor.
The failure of the Grantor to object in writing to the Trustee within 90 days after the statement has been furnished to the Grantor shall constitute a conclusively binding assent by the Grantor, barring the Grantor from asserting any claim or liability against the Trustee with respect to the matters disclosed in the statement.
Section 15. Advice of Counsel. The Trustee may, from time to time, consult with counsel, who may be counsel to the Grantor, with respect to any question arising as to the construction of this Agreement or any action to be taken hereunder. The Trustee shall be fully protected, to the extent permitted by law, in acting on the advice of counsel.
Section 16. Trustee Compensation. The Trustee shall be entitled to reasonable compensation for its services rendered by it, as well as expenses necessarily incurred by it, as agreed upon in writing from time to time with the Grantor.
Section 17. Successor Trustee. Upon 60 days’ notice to the Grantor, the Trustee may resign; upon 60 days’ notice to the Trustee, the Grantor may replace the Trustee; but such resignation or replacement shall not be effective until the Grantor has appointed a successor Trustee and this successor Trustee accepts the appointment. The Grantor shall appoint a successor trustee that is an appropriate Federal or State government agency or an entity that has the authority to act as a trustee and whose trust operations are regulated and examined by a Federal or State agency, provided that nothing herein shall prevent the Grantor from implementing another financial assurance mechanism specified in 10 CFR § 50.75(e). The successor Trustee shall have the same powers and duties as those conferred upon the Trustee hereunder. When the resignation or replacement is effective, the Trustee shall assign, transfer, and pay over to the successor Trustee the funds and properties then constituting the Funds. If, for any reason, the Grantor cannot or does not act in the event of the resignation of the Trustee, the Trustee may apply to a court of competent jurisdiction for the appointment of a successor Trustee or for instructions. The successor Trustee shall specify the date on which it assumes administration of the Trust in a writing sent to the Grantor and the present Trustee by certified mail 30 days before such change becomes effective. Any expenses incurred by the Trustee as a result of any of the acts contemplated by this section shall be paid as provided in Section 13 herein.
Section 18. Instructions to the Trustee.
(a)All orders, requests, and instructions under this Agreement to the Trustee shall be provided in accordance with this Agreement by an Authorized Representative of Grantor. The Trustee shall be fully protected in acting without inquiry in accordance with the Grantor’s orders, requests, instructions or certificates, including the making of payments in reliance upon certificates presented by the Authorized Representatives of Grantor pursuant to Section 8 herein.
(b)All orders, requests, and instructions under this Agreement by an Investment Manager to the Trustee shall be provided in accordance with this Agreement; the Grantor shall certify to the Trustee the Investment Manager authorized to act under this Agreement. The Trustee may take or omit to take any action in accordance with a direction or instruction that the Trustee believes in good faith is from such Investment Manager. The Trustee shall be fully protected in acting without inquiry in accordance with the Investment Manager’s orders, requests and instructions.

(c)If the NRC issues orders, requests, instructions, or certificates to the Trustee in the event of Grantor default, these shall be in writing, signed by the NRC, or its designees, and the Trustee shall act and shall be fully protected in acting without inquiry, in accordance with such orders, requests, instructions and certificates.
(d)The Trustee shall have the right to assume, in the absence of written notice to the contrary, that no event constituting a change or a termination of the authority of any person to act on behalf of the Grantor, the Investment Manager, or the NRC hereunder, has occurred. The Trustee shall have no duty to act in the absence of such orders, requests, instructions, and certificates from the Grantor, the Investment Manager, and/or the NRC, except as provided for herein and shall incur no liability for not acting on such orders, requests, instructions or certificates as a result of the non-delivery or delay in the delivery of an order, request, instruction or certificate, or error in the transmission of such order, request, instruction or certificate.
(e)Notwithstanding any other provision of this Agreement, directions or instructions and other communications provided under this Agreement may be given to the Trustee by letter, SWIFT or other electronic means deemed acceptable by the Trustee, including the use of the Trustee’s Northern Trust Passport® applications, subject to such additional terms and conditions as the Trustee may require. In addition, certain directions or instructions given to the Trustee under this Agreement may be subject to such authentication process as the Trustee may from time to time require. The Grantor agrees that any individuals designated as “authenticators” pursuant to such authentication process shall be authorized to authenticate directions or instructions given to the Trustee hereunder and that the Trustee may delay the processing of directions or instructions that are subject to such authentication process until it has received an authentication in accordance with such process.
(f)The Trustee may conclusively rely on , and the Trustee shall incur no responsibility to the Grantor or the Funds for acting on any direction or instruction on which the Trustee is authorized to rely pursuant to this Agreement, or for not acting on such direction or instruction where the direction or instruction is not authenticated as provided above, or for any non-delivery or delay in the delivery, of a direction or instruction, or error in the transmission of, interception, or alteration of such direction or instruction to the Trustee provided that such non-delivery, delay in delivery, error, interception or alteration is not attributable in any way to the actions of Trustee.
(g)In the event of the late receipt by the Trustee of any instruction, direction, document or other information reasonably requested by the Trustee and upon which the delivery of the relevant services hereunder is contingent, the Trustee shall incur no liability for any losses suffered by the Funds notwithstanding any attempt by the Trustee to perform such service in spite of such late receipt provided that such late receipt is not attributable in any way to the actions of Trustee.
Section 19.Amendment of Agreement. The Grantor may revoke this Agreement at any time or may amend this Agreement from time to time, provided such amendment does not cause the Qualified Fund to fail to qualify as a Nuclear Decommissioning Reserve Fund under Section 468A. The Agreement may not be amended so as to violate Section 468A. The Qualified Fund is established and shall be maintained for the sole purpose of qualifying as Nuclear Decommissioning Reserve Funds under Section 468A. If the Qualified Fund would fail to so qualify because of any provision contained in this Agreement, this Agreement shall be deemed to be amended as necessary to conform with the requirements of Section 468A. If a proposed amendment shall affect any responsibilities of the Trustee, such amendment shall not be considered valid and binding until such time as the amendment is executed by the Trustee. The Grantor shall provide a copy to the Trustee of any amendment not requiring the Trustee’s signature. This Agreement may be amended by an instrument in writing executed by the Grantor, the Trustee, and, if applicable, the NRC or NMPUC or, if the Grantor ceases to exist, the Agreement may be amended by the Trustee and the NRC or NMPUC.

Section 20. Termination. The Qualified Fund and Nonqualified Fund, as applicable, shall terminate upon the later of (A) the earlier of either the (i) substantial completion of Decommissioning of the Unit in accordance with Treasury Regulation §1.468A 5(d)(3) or any corresponding future Treasury Regulation, or (ii) disqualification of the Qualified Fund by the Service as provided in Treasury Regulation § 1.468A-5(c) or any corresponding future Treasury Regulation or (B) termination by the NRC of the Unit’s operating license. Upon the termination of the Fund, the assets of the terminated Fund shall be distributed as directed by the Grantor. This Agreement shall continue in effect to govern any final payments, disbursements or distributions required under the terms of this Agreement. This Agreement shall continue until terminated at the written agreement of the Grantor, the Trustee, and, if applicable, the NRC or NMPUC. Or, if the Grantor ceases to exist, the Agreement may be amended by the Trustee and the NRC or NMPUC. Upon termination of the Trust and pursuant to the Grantor’s written instruction, all remaining Trust property, less final Trust administration expenses, shall be delivered to the Grantor or its successor, or transferred to another financial assurance mechanism specified in 10 CFR § 50.75(e).
Section 21. Immunity and Indemnification. The Trustee shall not be liable for any action taken by it in good faith and without negligence, willful misconduct or recklessness and reasonably believed by it to be authorized or within the rights or powers conferred upon it by this Agreement. The Trustee may consult with legal counsel (who may also be counsel for the Grantor) from a nationally recognized law firm with experience and expertise regarding the issue for which the Trustee seeks an opinion, and shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and without negligence and in accordance with the opinion of such counsel; provided, however, that the Trustee shall be liable for direct damages resulting from the Trustee’s self-dealing as provided in Section 10 herein. Provided indemnification does not result in self-dealing under Section 10 herein or in a deemed contribution to the Qualified Fund in excess of the limitation on contributions under Section 468A, the Grantor hereby agrees to indemnify the Trustee for, and to hold it harmless against any loss, liability or expense incurred without negligence, willful misconduct, recklessness or bad faith on the part of the Trustee, arising out of its status as Trustee or in connection with carrying out its duties hereunder, including the costs and expenses of defending itself against any claim of liability; with the exception of such loss, liability or expense arising directly from self-dealing under Section 10 herein, and provided further that no such costs or expenses shall be paid if the payment of such costs or expenses is prohibited by Section 468A. This Section 21 shall survive the termination of the Agreement.

Section 22. Choice of Law. This Agreement shall be administered, construed, and enforced according to the laws of the State of New Mexico.
Section 23. Compliance with Section 8A.7.2.2. of the ANPP Participation Agreement. Notwithstanding any provision of this Agreement to the contrary, pursuant to Section 8A.7.2.2 of the ANPP Participation Agreement, the Company maintains the Termination Fund(s) for the accumulation of funds over a period not in excess of the remaining term of the operating licenses for the Units and the period thereafter until completion of the Termination Work for each such Unit in the amount or amounts, singly if only one such fund is established and maintained or collectively if more than one such fund is established and maintained, that meet the regulatory requirements of the NRC and the requirements of the ANPP Participation Agreement. The Company has designated the Units for which each of its Termination Fund(s) is established and maintained. Each such Termination Fund shall be held by an Independent Trustee in trust for the following purposes and no others: (i) the payment of the costs of managing and investing such Termination Fund(s), administering the trust(s) in which Termination Fund(s) are held, including without limitation legal, accounting, actuarial and trustee expenses, and taxes, if any, levied upon such Termination Fund(s) or any investment income derived therefrom; (ii) the payment of the Company’s share, determined pursuant to Sections 8A.7.2.1 and 23.5.1 of the ANPP Participation Agreement; and (iii) any payment to the Company as may be permitted by Section 8A.7.2.8 or 35.7.1.2 of the ANPP Participation Agreement.
Section 24. Interpretation and Severability; Counterparts. As used in this Agreement, words in the singular include the plural and words in the plural include the singular. The descriptive headings for each section of this Agreement shall not affect the interpretation or the legal efficacy of this Agreement. If any part of this Agreement is invalid, it shall not affect the remaining provisions, which will remain valid and enforceable. This Agreement may be executed in counterparts, none of which need contain the signatures of all parties and any such counterpart, to the extent delivered by means of a facsimile machine or by .pdf, .tif, .gif, .jpg or similar attachment to electronic mail, shall be treated in all manner and respects as an original executed counterpart all of which taken together constitute one and the same instrument. This Agreement represents the entire understanding of the parties and supersedes and replaces any prior agreements with respect to the subject matter hereof.
Section 25. Miscellaneous Neither party shall incur liability to the other Party or the Funds for any indirect, incidental, consequential, special, exemplary, or punitive damages, whether or not the Parties knew of the likelihood of such damages. Notwithstanding anything in this Agreement to the contrary, the Trustee shall not be responsible or liable for any failure to perform under this Agreement or for any losses to the Funds resulting from any event beyond the reasonable control of the Trustee, including but not limited to delays, errors or interruptions caused by the Grantor or third parties under the Grantor’s direction or control, any industrial, juridical, governmental, civil or military action, acts of terrorism, insurrection or revolution, nuclear fusion, fission or radiation, failure or fluctuation in electrical power, heat, light, air conditioning or telecommunications equipment or acts of God.
The Grantor acknowledges that pursuant to Section 204(d) of the Investment Advisers Act of 1940, certain custody records of the Trustee and its affiliates are subject, at any time, or from time to time, to such reasonable periodic, special or other examinations by representatives of the Securities and Exchange Commission (“SEC”) as the SEC deems necessary or appropriate in the public interest or for the protection of investors.
Section 26. Taxable Year/Taxes. The accounting and taxable year for the Qualified Fund shall be the taxable year of the Grantor for federal income tax purposes. If the taxable year of the Grantor shall change, the Grantor shall notify the Trustee of such change and direct the Trustee to change the Accounting and taxable year of the Qualified Fund to the taxable year of the Grantor as provided in Treasury Regulation § 1.468A-4(c)(1) or any corresponding future Treasury Regulation.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by the respective officers duly authorized as of the date first written above.
Public Service Company of New Mexico

By:    /s/ Elisabeth A. Eden
Elisabeth A. Eden, Senior Vice President and Chief Financial Officer

The undersigned, Patrick Apodaca, does hereby certify that he/she is the duly elected, qualified and acting Secretary of Public Service Company of New Mexico (the “Company”) and further certifies that the person whose signature appears above is a duly elected, qualified and acting officer of the Company with full power and authority to execute this Trust Agreement on behalf of the Company and to take such other actions and execute such other documents as may be necessary to effectuate this Agreement.

    /s/ Partick Apodaca
Secretary, Public Service Company of New Mexico

THE NORTHERN TRUST COMPANY

By:    /s/ David M. Kohanzo

Name:     David M. Kohanzo

Its:    Senior Vice President

EXHIBIT A

CERTIFICATE FOR PAYMENT OF ADMINISTRATIVE COSTS

The Northern Trust Company, as Trustee
50 South LaSalle Street
Chicago, Illinois 60603
Attention:

Re: Administrative Costs for __________________________

Dear __________________________,

This Certificate is submitted pursuant to Section ________ of the _________________ Master Nuclear Decommissioning Trust Fund Agreement of which The Northern Trust Company is Trustee (the “Trust”). All capitalized terms used in this Certificate and not otherwise defined herein shall have the respective meanings assigned to such terms in the Trust.
In your capacity as Trustee, you are hereby authorized and requested to disburse out of the Trust (Account No _____) the amounts specified herein for the payment of administrative costs incurred in connection with operation of that have been incurred. Such funds disbursed shall be paid to the appropriate payee. To the extent such costs (such as taxes) have been paid by the Grantor, then disbursements for reimbursements of those administrative costs should be paid to the Grantor as set forth herein.
The Grantor hereby certifies as follows:
1.    The amount of administrative costs to be disbursed from the Trust pursuant to this Certificate shall be solely used for the purpose of paying the administrative costs incurred, as specified in Schedule A hereto.
2.    None of the administrative costs identified in Schedule A hereto has previously been paid from the Trust.
3.    Payment of the administrative costs identified in Schedule A will not reduce the value of the Trust below an amount necessary to place and maintain the reactor in a safe storage condition if unforeseen conditions or expenses arise.
4.    The administrative costs incurred and for which reimbursement is requested are allowed under the Trust, applicable state and federal law and any applicable regulation.
5.    Any necessary authorizations of the Nuclear Regulatory Commission or any corresponding governmental authority having jurisdiction over the decommissioning of the site for which the Trust was created, have been obtained, unless otherwise specified in Paragraph 6.
    A-1

NTAC:3NS-20

6.    Disbursements from the Trusts for the payment or reimbursement of administrative costs are allowed pursuant to the regulations and issuances of the NRC and, as applicable, the NRC licenses for the site for which reimbursement of administrative costs is sought. Pursuant to the NRC’s regulations and issuances and the NRC licenses, as applicable, prior notice to or approval from the NRC for disbursements for the payment of administrative costs is not required.
IN WITNESS WHEREOF, the undersigned Authorized Representatives of Public Service Company of New Mexico have executed this Certificate in the capacity shown below as of _______________________, 20___.

Public Service Company of New Mexico	Acknowledged by: THE NORTHERN TRUST COMPANY
By:_______________________________	By_________________________________
Name_____________________________	Name:______________________________
Title:______________________________	Title:_______________________________

    A-2

NTAC:3NS-20

EXHIBIT B

SPECIAL TERMS OF THE QUALIFIED
NUCLEAR DECOMMISSIONING RESERVE FUNDS

The following Special Terms of the Qualified Nuclear Decommissioning Reserve Funds (hereinafter referred to as the “Special Terms”) will apply for purposes of the Nuclear Decommissioning Master Trust Agreement (the “Agreement”), dated as of May ___, 2024 between Public Service Company of New Mexico (the “Grantor”) and The Northern Trust Company (the “Trustee”).
Section 1. Definitions. The following terms are used in the Special Terms shall, unless the context clearly indicates otherwise, have the following respective meanings:
(a)“Administrative costs and other incidental expenses of the Qualified Fund” shall mean all ordinary and necessary expenses incurred in connection with the operation of the Qualified Fund, as provided in 10 CFR 50.75(h)(2) and Treasury Regulations § 1.468A-5(a)(3)(ii) or any corresponding future Treasury Regulation, including without limitation, federal, state and local income tax (including any Final Tax Liabilities), legal expenses, accounting expenses, actuarial expenses and trustee expenses.
(b)“Final Tax Liabilities” shall mean any and all tax liabilities determined to be owning but not paid out of the assets of any of the Seller’s or Transferor’s Qualified Fund related to the Unit prior to the transfer of the assets of the Seller’s or Transferor’s Qualified Fund to the Qualified Fund.
(c)“Final Tax Refunds” shall mean any and all tax refunds determined to be receivable but not collected by the Seller’s or Transferor’s Qualified Fund prior to the transfer of the assets of the Seller’s or Transferor’s Qualified Fund to the Qualified Fund.
(d)“Permissible Assets” shall mean any investment permitted for a qualified nuclear decommissioning reserve fund under Section 468A of the Internal Revenue Code of 1986, as amended, or any corresponding section or sections of any future United States internal revenue statue (the “Code”) and the Treasury Regulations thereunder, subject to the restrictions provided in Section 9 of the Agreement; provided, if Section 468A of the Code and its implementing regulations do not define permissible investments or otherwise limit the type of investments allowed for a nuclear decommissioning reserve fund, then the term “Permissible Assets” shall mean any investment that is otherwise permitted for any Fund under Section 9 of the Agreement.
(e)“Qualified Decommissioning Costs” includes all otherwise deductible expenses to be incurred in connection with the entombment, decontamination, dismantlement, removal and disposal of the structures, systems and components of a nuclear power plant, whether that nuclear power plant will continue to produce electric energy or has permanently ceased to produce electric energy. Such term includes all otherwise deductible expenses to be incurred in connection with the preparation for Decommissioning, such as engineering and other planning expenses, and all otherwise deductible expenses to be incurred with respect to the plant after the actual Decommissioning occurs, such as physical security and radiation monitoring expenses. Such term also includes costs incurred in connection with the construction, operation, and ultimate Decommissioning of a facility used solely to store, pending acceptance by the government for permanent storage or disposal, spent nuclear fuel generated by the nuclear power plant or plants located on the same site as the storage facility. Such term does not include otherwise deductible expenses to be incurred in connection with the disposal of spent nuclear fuel under the Nuclear Waste Policy Act of 1982 (Pub. L. 97–425).

(f)“Seller’s or Transferor’s Qualified Fund” shall mean the trust established and maintained for the Unit that qualified as a nuclear decommissioning reserve fund under Section 468A of the Code prior to the sale or transfer of the Unit.
(g)The “substantial completion of decommissioning and termination date” occurs on the substantial completion of the decommissioning of a nuclear power plant which occurs on the date on which all federal, state, local, and contractual decommissioning requirements are fully satisfied (the substantial completion date). Except as otherwise provided in Treasury Regulations section 1.468A-5(d)(3)(ii), the substantial completion date is also the termination date. If a significant portion of the total estimated decommissioning costs with respect to a nuclear power plant are not incurred on or before the substantial completion date, an electing taxpayer may request, and the IRS will issue, a ruling that designates a date subsequent to the substantial completion date as the termination date. The termination date designated in the ruling will not be later than the last day of the third taxable year after the taxable year that includes the substantial completion date. The request for a ruling under Treasury Regulations section 1.468A-4(d)(3)(ii) must be filed during the taxable year that includes the substantial completion date and must comply with the procedural rules in effect at the time of the request.
Section 2. Contributions to a Qualified Fund. The Assets of the Qualified Funds shall be contributed by the Grantor (or by others approved by the Grantor in writing) from time to time in cash or as otherwise permitted by Section 468A of the Code. The Trustee shall not accept any contributions for the Qualified Fund other than cash payments with respect to which the Grantor is allowed a deduction under Section 468A(a) of the Code and Treasury Regulations 1.468A-2(a) or any corresponding or future Treasury Regulations, except for any Final Tax Refunds; provided, however, that the Trustee may accept transfers of property permitted pursuant to Section 468A(f) of the Code (“Permitted Property Transfers”). The Grantor hereby represents that all contributions (or deemed contributions), except for any Final Tax Refunds or Permitted Property Transfers, by the Grantor to the Qualified Fund in accordance with the provisions of Section 6 of the Agreement shall be deductible under Section 468A of the Code and Treasury Regulations § 1.468A-2(a) or any corresponding future Treasury Regulation or shall be withdrawn pursuant to Section 4 hereof.
Section 3. Limitations on Use of Assets. The Assets of the Qualified Fund shall be used exclusively as follows:
(a)To satisfy, in whole or in part, the liability of the Grantor for Qualified Decommissioning Costs through the payments by the Trustee pursuant to Section 7 of the Agreement;
(b)To pay the administrative costs and other incidental expenses of the Qualified Fund; and

(c)To the extent the Assets of the Qualified Fund are not currently required for (a) and (b) above, to invest directly in Permissible Assets.
Notwithstanding the foregoing, the Assets of the Funds may be transferred to another trust that is subject to terms similar to the terms of this Agreement, where: (i) such transfer is made in connection with the sale, exchange, or other disposition of an interest in the Unit; (ii) the Assets transferred are proportionate to the interest sold, exchange or otherwise disposed; (iii) such transfer of Assets from the Unit’s Qualified Fund is consistent with the requirements of Treasury Regulations § 1.468A-6; and (iv) the disposition of interest in the Unit has received the prior written consent of the NRC pursuant to 10 CFR 50.80 and Section 184 of the Atomic Energy Act of 1954, as amended.
Section 4. Transfers by the Grantor. If the Grantor’s contribution (or deemed contribution) excluding any Final Tax Refunds to the Qualified Fund in any one year exceeds the amount deductible under Section 468A of the Code and the Treasury Regulations thereunder, the Grantor may instruct the Trustee to transfer such excess contribution from the Qualified Fund to the Nonqualified Fund, as defined in the Agreement, pursuant to Section 9 of the Agreement, provided any such transfer occurs on or before the date prescribed by law (including extensions) for filing the federal income tax return of the Qualified Fund for the taxable year to which the excess contribution relates for withdrawals pursuant to Treasury Regulations §§ l.468A-5(c)(2) and occurs on or before the later of the date prescribed by law (including extensions) for filing the federal income tax return of the Qualified Fund for the taxable year to which the excess contribution relates or the date that is 30 days after the date that the Grantor receives the ruling amount for such taxable year for withdrawals pursuant to Treasury Regulations § 1.468A-3(g)(3). If the Grantor determines that a transfer pursuant to this Section 4 is appropriate, the Grantor shall present a certificate so stating to the Trustee signed by two Authorized Representatives, requesting such withdrawal and transfer. The certificate shall be substantially in the form attached as Exhibit C to the Agreement for transfers to Nonqualified Fund as provided in Section 9 of the Agreement and substantially in the form of Exhibit D to the Agreement for withdrawals and transfers by the Grantor.
Section 5. Taxable Year/Tax Returns. The accounting and taxable year for the Qualified Funds shall be the taxable year of the Grantor for federal income tax purposes. If the taxable year of the Grantor shall change, the Grantor shall notify the Trustee of such change and the accounting and taxable year of the Qualified Fund must change to the taxable year of the Grantor as provided in Treasury Regulations § 1.468A-4(c)(l) or any corresponding future Treasury Regulation. The Grantor shall assist the Trustee in complying with any requirements under Section 442 of the Code and Treasury Regulations § 1.442-1. The Grantor shall prepare, or cause to be prepared, any tax returns required to be filed by the Qualified Fund, and the Trustee shall sign and file such returns on behalf of the Qualified Fund. The Trustee shall cooperate with the Grantor in the preparation of such returns.

EXHIBIT C

CERTIFICATE FOR TRANSFER BETWEEN THE QUALIFIED FUND AND THE NONQUALIFIED FUND

The Northern Trust Company, as Trustee
50 South LaSalle Street
Chicago, Illinois 60603
Attention:

This Certificate is submitted pursuant to Section 8 of the Nuclear Decommissioning Master Trust Agreement (the “Agreement”), dated ________, between the Public Service Company of New Mexico (the “Grantor”) and The Northern Trust Company (the “Trustee”). All capitalized terms used in this Certificate and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.
In your capacity as Trustee, you are hereby authorized and instructed as follows (complete one):
To pay $____ in cash from the Nonqualified Fund to the Qualified Fund; or
To transfer to the property designated on the attached Schedule from the Nonqualified Fund to the Qualified Fund, in order to effectuate a Permitted Property Transfer as provided in Section 2 of the Special Terms in Exhibit B.
To pay $____ in cash from the Qualified Fund to the Nonqualified Fund.
With respect to such payment, the Grantor hereby certifies as follows:
1.    Any amount stated herein to be paid from the Nonqualified Fund to the Qualified Fund is in accordance with the contribution limitations applicable to the Qualified Fund set forth in Section 2 of the Special Terms in Exhibit B and the limitations of Section 8 of the Agreement.
2.    Any amount stated herein to be paid from the Qualified Fund to the Nonqualified Fund is in accordance with Section 4 of the Special Terms in Exhibit B. The Grantor has determined that such payment is appropriate under the standards of Section 4 of the Special Terms in Exhibit B.
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IN WITNESS WHEREOF, the undersigned have executed this Certificate in the capacity as shown below as of ____________, _____.

Public Service Company of New Mexico

By:

Name:

Its:

Acknowledged by:
THE NORTHERN TRUST COMPANY

By:

Name:

Its:

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EXHIBIT D

CERTIFICATE FOR WITHDRAWAL OF EXCESS CONTRIBUTIONS
FROM QUALIFIED FUND

The Northern Trust Company, as Trustee
50 South LaSalle Street
Chicago, Illinois 60603
Attention:

This Certificate is submitted pursuant to Section 4 of the Special Terms attached as Exhibit B to the Nuclear Decommissioning Master Trust Agreement (the “Agreement”), dated ________, between Public Service Company of New Mexico (the “Grantor”) and The Northern Trust Company (the “Trustee”). All capitalized terms used in this Certificate and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.
In your capacity as Trustee, you are hereby authorized and instructed to pay $_____ in cash to the Grantor from the Qualified Fund. With respect to such payment, the Grantor hereby certifies that withdrawal and transfer pursuant to Section 4 of the Special Terms is appropriate and that $_____ constitutes an excess contribution pursuant to such Section.
IN WITNESS WHEREOF, the undersigned have executed this Certificate in the capacity as shown below as of ____________, __________.
Public Service Company of New Mexico

By:
Name:
Its:

Acknowledged by:
THE NORTHERN TRUST COMPANY

By:
Name:
Its:

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